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                                                                      EXHIBIT 21

                                   CRANE CO.
                              Exhibit 21 to FORM 10-K
              Annual Report for the Year Ended December 31, 1997


                          Subsidiaries of Registrant



          The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. All of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.



               Cochrane, Inc                            Delaware
               Crane Australia Pty., Limited            Australia
               Crane Canada Inc.                        Canada
               Crane Limited                            England
               Crane Pumps & Systems, Inc.              Delaware
               Dyrotech Industries, Inc.                Delaware
               ELDEC Corporation                        Delaware
               Hydro-Aire, Inc.                         California
               Huttig Sash & Door Company               Delaware
               Interpoint Corporation                   Washington
               Kemlite Company, Inc.                    Delaware
               Mark Controls Corporation                Delaware
               Barksdale Control Products GmbH          Germany
               Powers Process Controls Limited          Canada
               Westad Industri A/S                      Norway
               National Rejectors, Inc. GmbH            Germany
               Ferguson Machine Company, S.A.           Belgium
               Unidynamics/St. Louis, Inc.              Delaware
               Stockham Limited                         England
               Stockham Australia Pty Ltd.              Australia



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